FOR IMMEDIATE RELEASE Media Contacts: Schneider John Claybrooks Erin Elliott 920-592-MKTG (6584) 920-592-3555 media@schneider.com eelliott@hiebing.com Investor Relations Contact: Schneider Steve Bindas 920-592-SNDR (7637) investor@schneider.com Schneider National, Inc. Announces Quarterly Dividend GREEN BAY, Wis. – October 30, 2019 – Schneider National, Inc. (NYSE: SNDR) announced today that its Board of Directors has declared a quarterly cash dividend of $0.06 per share on its Class A and Class B common stock, payable to shareholders of record as of December 13, 2019. The dividend is expected to be paid on January 9, 2020. About Schneider Schneider is a premier provider of transportation and logistics services. Offering one of the broadest portfolios in the industry, Schneider’s solutions include Regional and Long-Haul Truckload, Expedited, Dedicated, Bulk, Intermodal, Brokerage, Warehousing, Supply Chain Management and Port Logistics. With $5 billion annual revenue, Schneider has been delivering superior customer experiences and safely getting it done for over 80 years. For more information about Schneider, visit www.schneider.com or follow the company socially on LinkedIn and Twitter: @WeAreSchneider. Source: Schneider SNDR ###